UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 3, 2005

ALLTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4996	34-0868285
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Allied Drive, Little Rock, Arkansas	72202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (501) 905-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[      ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[      ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[      ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[      ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On March 3, 2005, ALLTEL Communications, Inc. notified CitiBank N.A., as trustee, of ALLTEL Corporation's intention to redeem all of the issued and outstanding 7 1/2% senior notes due March 1, 2006, representing an aggregate principal amount of $450,000,000. ALLTEL Communications, Inc. is a wholly-owned subsidiary of ALLTEL Corporation and is the successor by merger to 360 Communications Company, the original issuer of the senior notes.

The senior notes will be redeemed on April 8, 2005 at a redemption price equal to the greater of (a) 100% of the principal amount of the senior notes and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the senior notes discounted to April 8, 2005 on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the comparable U.S. Treasury rate, plus 30 basis points, plus, in each case, accrued and unpaid interest thereon to April 8, 2005. ALLTEL has selected Citigroup Global Markets Inc. to determine the comparable U.S. Treasury security from which to determine the rate, and CitiGroup Capital Markets Inc. has selected the 1.625% U.S. Treasury due February 28, 2006 (CUSIP: 912828CB4). The redemption price will be determined on April 5, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLTEL CORPORATION
(Registrant)

By: /s/ Jeffery R. Gardner
Jeffery R. Gardner
Executive Vice President - Chief Financial Officer
(Principal Financial Officer)
March 7, 2005

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